LIMITED ACCESS State Street Corporation First Quarter 2013 Financial Highlights April 19, 2013 Exhibit 99.3

2 Forward-Looking Statements This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial condition, results of operations, investment portfolio performance and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "plan," "expect," "look," "believe," "anticipate," "estimate," "seek," "may," "will," "trend," "target,” and "goal," or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to April 19, 2013. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties to the current sovereign debt risks in Europe and other regions; financial market disruptions or economic recession, whether in the U.S., Europe or other regions internationally; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition of the assets recorded in our consolidated statement of condition and the possibility that we may be required to change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner in which the Federal Reserve and other regulators implement the Dodd-Frank Act, Basel III, European legislation with respect to banking and financial activities and other regulatory initiatives in the U.S. and internationally, including regulatory developments that result in changes to our structure or operating model, increased costs or other changes to the provision of our services; adverse changes in required regulatory capital ratios, whether arising under the Dodd-Frank Act, Basel II or Basel III, or due to changes in regulatory positions or regulations in jurisdictions in which we engage in banking activities; increasing requirements to obtain necessary approvals of the Federal Reserve and our other regulators for the use, allocation or distribution of our capital or for other specific capital actions or programs, including acquisitions, dividends and equity repurchases, without which our growth plans, distributions to shareholders, equity purchase programs or other capital initiatives may be restricted; changes in law or regulation that may adversely affect our, our clients' or our counterparties' business activities and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements and changes that expose us to risks related to compliance; the maintenance of credit agency ratings for our debt and depository obligations as well as the level of credibility of credit agency ratings; delays or difficulties in the execution of our previously announced Business Operations and Information Technology Transformation program, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program, resulting in increased volatility of our earnings; the results of, and costs associated with, government investigations, litigation, and similar claims, disputes, or proceedings; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the valuation of assets; adverse publicity or other reputational harm; dependencies on information technology, complexities and costs of protecting the security of our systems and difficulties with protecting our intellectual property rights; our ability to grow revenue, attract and/or retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements; potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of consolidation, and perceptions of State Street as a suitable service provider or counterparty; potential changes in how clients compensate us for our services, and the mix of services that clients choose from us; the risks that acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm relationships with clients, employees or regulators; the ability to complete acquisitions, divestitures and joint ventures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; our ability to recognize emerging needs of clients and to develop products that are responsive to such trends and profitable to the company; the performance of and demand for the products and services we offer, including the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to measure the fair value of the investment securities recorded in our consolidated statement of condition; our ability to control operating risks, data security breach risks, information technology systems risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2012 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, April 19, 2013, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date. This presentation presents certain highlights of, and also material supplemental to, State Street’s news release announcing its first-quarter 2013 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website and is incorporated herein by reference.

3 • GAAP-basis EPS of $0.98 compared to $1.00 in Q4 ’12; up 15% from $0.85 in Q1 ’12 • GAAP-basis revenue decreased slightly to $2.44 billion from $2.45 billion in Q4 ’12; up from $2.42 billion in Q1 ’12 • Operating-basis(1) EPS of $0.96 decreased 14% from $1.11 in Q4 ’12; up 14% from $0.84 in Q1 ’12 • Q1 ’13 includes approximately $118 million in pre-tax expense, or approximately $0.19 per share after-tax, related to equity incentive compensation for retirement-eligible employees and payroll taxes • Total operating-basis revenue(1) was $2.47 billion, a slight increase from Q4 ’12; up 2% from $2.42 billion in Q1 ’12 • Core total asset servicing and asset management fees increased slightly to $1.44 billion from $1.41 billion in Q4 ’12; up 9% from $1.31 billion in Q1 ’12 • Achieved positive operating leverage(2) of 130 bps compared to Q1 ’12 and 145 bps compared to Q4 ’12, the latter excluding the effect of equity incentive compensation for retirement-eligible employees and payroll taxes • Equity markets improved and early in the quarter, clients began to shift into equities; however, as the quarter progressed, that behavior moderated • New business – New assets to be serviced of $223 billion – 39 new alternative asset servicing mandates – Net new assets to be managed by SSgA of $5 billion – New business pipeline remains strong and well diversified (1) Includes operating-basis financial information where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. First-Quarter 2013 Financial Highlights(1)

4 First-Quarter 2013 Financial Highlights(1) (Continued) • Market-driven revenues – Foreign-exchange trading revenue increased 24% to $146 million from Q4 ‘12 due to higher volumes and volatilities – Securities finance revenue increased 5.4% to $78 million from Q4 ‘12 due to slightly higher volumes – Operating-basis Net Interest Revenue (NIR) and Net Interest Margin (NIM)(1) pressured by low interest-rate environment as expected – NIR declined 3.8% to $577 million from Q4 ’12 due to lower yields on earning assets – NIM was 1.31% compared to 1.36% in Q4 ’12 due to higher levels of client deposits – For full-year 2013, if higher levels of client deposits remain, we expect: – Earning assets to grow 3% to 7% – NIM to be around the low end of the 130-to-140 bps range • Expense management – Strong overall expense management across the organization – Achieved positive operating leverage(2) of 145 bps compared to Q4 ’12, excluding the effect of equity incentive compensation for retirement-eligible employees and payroll taxes; achieved positive operating leverage of 130 bps compared to Q1 ’12 – Business Operations and Information Technology Transformation program – Remain on track to deliver 2013 pre-tax expense savings(3) of $220 million – Overall program run-rate expense savings(3) to be in the range of $575 to $625 million by 2015, unchanged from initial plan (1) Includes operating-basis financial information where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. (3) Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from total 2010 operating-basis expenses. Actual total expenses of the Company have increased since 2010, and may increase or decrease in the future, due to other factors.

5 First-Quarter 2013 Financial Highlights (Continued) • Strong capital position – Return of capital to shareholders through common stock purchases and dividends – Purchased approximately 6.5 million shares of our common stock in the first quarter at an average price of $54.95 per share for a total cost of approximately $360 million, under the prior $1.8 billion common stock purchase program completed in Q1 ‘13 – Board of Directors authorized a new $2.1 billion common stock purchase program, effective through March 31, 2014, following the Federal Reserve 2013 CCAR process – Increased quarterly common stock dividend by $0.02 to $0.26 per share in the first quarter – Declared a non-cumulative perpetual preferred stock, Series C quarterly stock dividend of approximately $0.33 per depositary share – Capital ratios remain strong(1) – Tier 1 common ratio was 16.1% as of March 31, 2013, as calculated using currently applicable regulatory requirements under Basel I rules – Estimated pro forma tier 1 common ratio was 10.6% as of March 31, 2013, under the recent U.S. Basel III Notices of Proposed Rulemaking (NPRs)(2), and was 11.4% including the impact of scheduled run-off and anticipated reinvestment of investment portfolio assets affected by the SSFA through January 1, 2015 (1) See page 20. (2) Basel III capital ratios reflect the impact estimated by State Street of the NPRs issued by federal banking regulators in June 2012 regarding capital, primarily the application of the Simplified Supervisory Formula Approach (SSFA) to the investment portfolio. The capital rules in the NPRs are not final. This estimate is subject to change based on regulatory clarifications, further analysis, the results of industry comment on the NPRs and other factors. Refer to the addendum linked to this presentation for information concerning the specified capital ratios and for reconciliations of our estimated pro forma Basel III tier 1 common ratios to the tier 1 common ratio calculated using currently applicable regulatory requirements under Basel I rules.

6 Summary of First-Quarter 2013 GAAP-Basis Financial Results $ in millions, except per share data Q1'13 Q4'12 Q1'12 vs Q4'12 vs Q1'12 Revenue 2,435$ 2,449$ 2,421$ (0.6)% 0.6% Expenses 1,826$ 1,864$ 1,835$ (2.0)% (0.5)% Earnings per share (EPS) 0.98$ 1.00$ 0.85$ (2.0)% 15.3% Return on average common equity (ROE) 9.1% 9.3% 8.8% Average diluted common shares outstanding 462.8 467.5 490.5 % change

7 Summary of First-Quarter 2013 Operating-Basis (Non-GAAP) Financial Results(1) (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. N/A Not applicable. Achieved Positive Operating Leverage of 130 bps compared to Q1 ’12(2) $ in millions, except per share data Q1'13 Q4'12 Q1'12 vs Q4'12 vs Q1'12 Revenue 2,470$ 2,463$ 2,421$ 0.3% 2.0% Expenses 1,812$ 1,714$ 1,799$ 5.7% 0.7% EPS 0.96$ 1.11$ 0.84$ (13.5)% 14.3% ROE 8.9% 10.3% 8.6% Net interest margin 1.31% 1.36% 1.52% Pre-tax operating margin 26.6% 30.5% 25.7% Operating leverage(2) As reported (544) bps 130 bps Excluding the effect of Q1'13 equity incentive compensation expense for retirement-eligible employees and payroll taxes 145 bps N/A Average diluted common shares outstanding 462.8 467.5 490.5 % change

STATE STREET.

Operating-Basis (Non-GAAP) Revenue[1]

$ in millions	Q1'13	% change Q4'12	% change Q1'12
Servicing fees	$ 1,175	2.2%	9.0%
Management fees	263	1.2	11.4
Trading services revenue	281	15.6	0.4
Securities finance revenue	78	5.4	(19.6)
Processing fees and other revenue	94	(18.3)	(16.1)
Net interest revenue	577	(3.8)	(4.9)
Gains (Losses) related to investment securities, net	2	(90.5)	(81.8)
Total operating-basis revenue	$ 2,470	0.3%	2.0%

Growth in Core Fees and Trading Services Revenue

Key Drivers

- Sequential-quarter growth in servicing fees due to stronger global equity markets and higher transaction volumes; growth over Q1 '12 primarily driven by stronger global equity markets, net new business and the acquired GSAS business
- Management fees up over Q1 '12 due to stronger equity markets and net new business
- Trading services revenue increased from Q4 '12 due to strength in foreign-exchange revenue and electronic trading
- Securities finance revenue increased over Q4 '12 due to slightly higher volumes and decreased from Q1 '12 due to lower spreads and volumes
- Processing fees and other revenue decreased on a sequential-quarter basis due to a gain on the sale of a Lehman Brothers-related asset in Q4 '12; decreased on a year-ago quarter basis due to a positive fair-value adjustment recorded in Q1 '12 related to our withdrawal from the fixed-income trading initiative
- NIR lower than Q4 '12 due to lower yields on earning assets; NIM of 1.31% for Q1 '13, versus 1.36 for Q4 '12

(1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

8

9 Operating-Basis (Non-GAAP) Expenses(1) Key Drivers • Compensation and employee benefits increased from Q4 ’12 due to the effect of equity incentive compensation expense for retirement-eligible employees and payroll taxes; decreased from Q1 ’12 due in part to savings associated with the Business Operations and Information Technology Transformation program • Information systems and communications up from the year-ago quarter due to costs related to transition activities in connection with the Business Operations and Information Technology Transformation program • Other expenses decreased on a sequential- quarter basis due to lower professional fees, partially offset by a one-time Lehman-related recovery recorded in Q4 ’12 Continued Commitment to Expense Control (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. $ in millions Q1'13 Q4'12 Q1'12 Compensation and employee benefits 1,035$ 13.1% (2.7)% Information systems and communications 237 1.3 24.1 Transaction processing services 180 0.6 (0.6) Occupancy 116 (4.1) (2.5) Other 244 (7.9) - Total operating-b sis expenses 1,812$ 5.7% 0.7% % change

10 Balance Sheet Strategy and Investment Portfolio Highlights Balance Sheet Strategy Guidelines Invest in high quality assets • Invest through the cycle • Solid credit profile: ~90% AAA / AA-rated • Diversify by asset class and geography Prudently manage balance sheet within risk appetite • Target portfolio duration: ~1.5 years • Target fixed-to-floating rate ratio of ~45%/55% of total investment portfolio • Target duration gap of ~0.25 to 0.5 years Maintain a strong capital position • Optimize the balance sheet under proposed Basel III requirements • Manage the investment portfolio for capital efficiency and appropriate return, within risk guidelines First Quarter Highlights(1) • Portfolio $116 billion(2), down from $120 billion at end of Q4 • Credit profile: ~88% AAA / AA • Portfolio duration: 1.7 years • Portfolio: 46% fixed/54% floating • Unrealized after-tax MTM gain: $817 million • Discount accretion of $31 million during the quarter related to former conduit assets; approximately $684 million expected to accrue over the remaining lives of the former conduit securities(3) • Purchased $4.5 billion during the quarter; average yield: 1.05% • Duration gap: 0.41 years (1) As of period-end where applicable. (2) See appendix included with this presentation for a description of the investment portfolio. (3) Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds, credit quality and sales.

11 Capital (1) All capital ratios in this presentation refer to State Street Corporation and not State Street Bank and Trust Company. Total risk-based capital, or total capital, tier 1 risk-based capital, or tier 1 capital, and tier 1 leverage ratios are calculated using currently applicable regulatory requirements under Basel I rules. The TCE and tier 1 common ratios are described in the addendum linked to this presentation. (2) The estimated pro-forma Basel III capital ratios reflect the impact estimated by State Street of the NPRs issued by federal banking regulators in June 2012 regarding capital, primarily the application of the Simplified Supervisory Formula Approach (SSFA) to the investment portfolio. The NPRs are not final and are subject to change. Estimated Basel III capital ratio as of March 31, 2013 reflects calculations and determinations with respect to our capital and related matters as of March 31, 2013, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions (collectively, “advanced systems”) in effect and used by our advanced systems for those purposes as of April 19, 2013. Significant components of these advanced systems involve the exercise of judgment by us and our regulators, and our advanced systems may not accurately represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in our advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, we expect that our advanced systems and our capital ratios calculated under the Basel III standards will change and may be volatile over time and that those latter changes or volatility could be material as calculated and measured from period to period. Refer to the addendum linked to this presentation for information concerning the specified capital ratios and for reconciliations of our estimated pro forma Basel III tier 1 common ratios to the tier 1 common ratio calculated using currently applicable regulatory requirements under Basel I rules. First Quarter Highlights • Maintained strong capital position • In Q1 ’13, completed the final phase of the prior $1.8 billion common stock purchase program with purchase of approximately 6.5 million shares at an average price of $54.95 per share for a total cost of approximately $360 million • Increased common stock dividend to $0.26 per share, payable in April 2013 • Announced Board approval of new common stock purchase program of up to $2.1 billion through March 31, 2014 Returning Capital to Shareholders is a Priority Capital Ratios at March 31, 2013(1) Total capital 19.2% Tier 1 capital 18.0% Tier 1 leverage 6.9% Tier 1 common 16.1% Tangible common equity (TCE) 7.1% Pro forma Basel III tier 1 common ratio at March 31, 2013(2) Estimated pro forma tier 1 common ratio under Basel III NPRs, as of March 31, 2013 10.6% Estimated pro rma tier 1 common ratio under Basel III NPRs, as of March 31, 2013, including estimated effects of scheduled run-off and an icipated reinvestment through January 1, 2015 11.4%

12 ADDENDIX A. Investment Portfolio B. Non-GAAP Measures and Capital Ratios Pages 13-19 20

13 A. Investment Portfolio

14 Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. OECD=Organization for Economic Cooperation and Development FFELP=Federal Family Education Loan Program Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans OECD governments FFELP student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $52 billion $47 billion $17 billion Investment Portfolio Investment Portfolio as of March 31, 2013

STATE STREET.

Investment Portfolio

Investment Portfolio Detail as of March 31, 2013

- 87.7% rated AAA / AA
- Constructed to perform well through periods of economic weakness
- Unrealized after-tax available for sale (AFS) and held to maturity (HTM) mark-to-market (MTM) gain = $817M(1)
- Assets selected using rigorous credit process
- Diversified by asset class and geography

$ in billions	US Treasuries & Agencies(2)	AAA	AA	A	BBB	<BBB	Not Rated(3)	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
3/31/13	$34.2	$46.6	$21.3	$8.2	$3.4	$2.6	$0.1	$116.4	$817
	29.4%	40.0%	18.3%	7.1%	2.9%	2.2%	0.1%	100.0%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$698
	31.3%	38.2%	18.9%	7.1%	2.7%	1.7%	0.1%	100.0%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	29.7%	45.4%	14.1%	6.4%	2.3%	2.0%	0.1%	100.0%	
12/31/10		$74.8	$10.6	$5.5	$2.3	$1.9	$0.2	$95.3	$(504)
		78.5%	11.1%	5.8%	2.4%	2.0%	0.2%	100.0%	
12/31/09		$67.9	$11.3	$6.8	$3.5	$7.5	$0.3	$97.3	$(2,286)
		69.7%	11.6%	7.0%	3.6%	7.8%	0.3%	100.0%	

Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred.

(1) At 3/31/13: After-tax Unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $813 million, after-tax unrealized gain on securities held to maturity of $175 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(171) million.

(2) Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA by S&P. For dates after August 2011, these securities are classified separately in the table above and not included in either the AAA or AA classifications.

(3) Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

15

STATE STREET.

Investment Portfolio

Holdings by Asset Class as of March 31, 2013

	Ratings[1]										
Investment	UST / AGY	AAA	AA	A	BBB	<BBB	Not Rated	Book Value ($B)	Book Value (% Total)	Unrealized After-tax MTM Gain / (Loss) ($M)	Fixed Rate / Floating Rate
Government/Agency securities	66%	19%	15%	—	—	—	—	8.8	7.6	(9)	91% / 9%
Asset-backed securities	—	66%	26%	4%	1%	3%	—	53.4	45.9	128	4% / 96%
Mortgage-backed securities	93%	1%	1%	2%	1%	2%	—	30.3	26.0	330	84% / 16%
Commercial mortgage-backed securities	2%	77%	10%	10%	—	1%	—	5.5	4.7	81	71% / 29%
Corporate bonds	—	—	13%	55%	32%	—	—	6.7	5.7	175	97% / 3%
Covered bonds	—	100%	—	—	—	—	—	1.7	1.5	12	31% / 69%
Municipal bonds	—	13%	62%	22%	2%	—	1%	4.8	4.1	99	98% / 2%
Clipper tax-exempt bonds/other	—	54%	34%	10%	1%	—	1%	5.2	4.5	1	23% / 77%
TOTAL PORTFOLIO	30%	40%	18%	7%	3%	2%	0%	116.4	100.0	817[2]	46% / 54%

Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred.

(1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody's and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications.

(2) At 3/31/13: After-tax Unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $813 million, after-tax unrealized gain on securities held to maturity of $175 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(171) million.

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17 Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Student Loans — 30% 68% 2% — — — 16.3 30.5 (113) Credit Cards — 99% — — 1% — — 11.3 21.2 40 Auto/Equipment — 99% — — — 1% — 4.5 8.4 11 Non-US RMBS — 80% 6% 6% 2% 6% — 14.3 26.8 169 CLOs — 64% 35% — — 1% — 4.9 9.2 85 Sub-Prime — 3% 4% 25% 16% 52% — 1.5 2.8 (69) HELOC — — — 21% — 79% — 0.1 0.2 (6) Other — — 3% 61% 35% 1% — 0.5 0.9 11 TOTAL ABS — 66% 26% 4% 1% 3% — 53.4 100.0 128 Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. 1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. RMBS = Residential Mortgage Backed Securities; CLO = Collateralized Loan Obligation; HELOC = Home Equity Line of Credit Investment Portfolio Asset-backed Securities Holdings as of March 31, 2013

18 Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Agency MBS 100% — — — — — — 28.3 79.0 321 Non-Agency MBS — 19% 10% 22% 13% 36% — 2.0 5.6 9 CMBS 2% 77% 10% 10% — 1% — 5.5 15.4 81 TOTAL MBS 79% 13% 2% 3% 1% 2% — 35.8 100.0 411 (1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. Investment Portfolio Mortgage-backed Securities Holdings as of March 31, 2013

19 March 31, 2013 Book Book Value ($B) Value Average Gov't/ ABS ABS Corporate Covered ($B) Rating Agency (1) FRMBS All Other Bonds Bonds Other United Kingdom 10.4 AAA - 7.6 2.2 0.4 0.2 - Australia 6.1 AA - 3.1 1.2 0.2 0.4 1.2 Netherlands 3.5 AAA - 3.1 0.2 0.1 0.1 - Canada 2.1 AAA 1.7 - - 0.3 0.1 - Germany 2.1 AAA - - 2.1 - - - France 1.4 AAA - - 0.8 0.2 0.4 - Japan 1.1 AA 1.1 - - - - - Italy 0.3 BBB - 0.1 - 0.2 - - Spain 0.3 BBB - 0.2 0.1 - - - Finland 0.2 AAA - - - - 0.2 - Korea 0.2 AA 0.2 - - - - - Norway 0.2 AAA - - 0.1 - 0.1 - Ireland 0.1 B - 0.1 - - - - Portugal 0.1 BB - 0.1 - - - - Other 0.2 AA - - - 0.2 - - Non-US Investments (2) 28.3 3.0 14.3 6.7 1.6 1.5 1.2 US Investments 88.1 Total Portfolio 116.4 Non-US Investments: Ratings Non-US Investments: Asset Class (1) Sovereign debt is reflected in the government agency column (2) Country of collateral except for Corporates, where country of issuer is used Excludes equity securities of approximately $0.1 billion (1) Investment Portfolio Non-US Investment Summary as of March 31, 2013 AAA 76.3% AA 10.4% A 6.9% BBB 3.1% BB 2.5% <BB 0.7% NR 0.1% Gov't/Agency 10.6% ABS: FRMBS 50.5% ABS: All Other 23.7% Corp 5.7% Cov'd 5.3% Other 4.2%

20 B. Non-GAAP Measures and Capital Ratios Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. To access the addendum Click Here or go to www.statestreet.com/stockholder and click on “Filings & Reports – Financial Trends”.